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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                    Pursuant to Section 13 or 15 (d) of the
                        Securities Exchange Act of 1934

                         Date of Report:  July 28, 1999
                   -----------------------------------------

                          FIRST PLACE FINANCIAL CORP.
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             (Exact name of registrant as specified in its charter)
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

Delaware                                     0-25049                    34-1880130
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(State or other jurisdiction        (Commission File Number)  (IRS Employer Identification #)
     of incorporation)

185 E. Market Street, Warren, OH                                   44482
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(Address of principal executive offices)                        (Zip Code)

Registrant's telephone number, including area code  (330) 373-1221
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                                      N/A
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         (Former name or former address, if changed since last report)
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Item 5  Other Events

     Fourth Quarter Financial Information Press Release............

Item 7 Financial Statements & Exhibits

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

                                        FIRST PLACE FINANCIAL CORP.

Date:  July 28, 1999                    By:  /s/  Steven R. Lewis
       ---------------------                 ------------------------
                                             Steven R. Lewis, President and CEO

For Immediate Release                   For Further Information:
Wednesday, July 28, 1999                Steven Lewis, President and CEO
                                        Troy Adair, Investor Relations
                                        Phone (330) 373-1221
                                        Fax   (330) 392-8227
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          First Place Financial Corp. Reports Fourth Quarter Earnings
                         and Share Repurchase Program

Warren, Ohio, July 28, 1999 First Place Financial Corp. (NASDAQ: FPFC), the holding company for First Federal Savings and Loan Association of Warren (the "Association"), reported net income for the three months ended June 30, 1999 of $2.5 million, or $.25 per share. Earnings for the comparable period in the prior year were $269,000. Prior year earnings were impacted by a $1.1 million addition to the company's allowance for loan losses in June of 1998. Earnings per share data are not reported for the prior period as the company did not complete its stock offering until December 31, 1998.

Net income for the fiscal year ended June 30, 1999 was $2.1 million compared to $4.1 million for the year ended June 30, 1998. Current year earnings include a one-time charge of $8.0 million for the contribution to the First Federal of Warren Community Foundation and a charge of $495,000 to restructure fixed rate Federal Home Loan Bank borrowings. Earnings per share are not presented for either period since the stock offering was not completed until December 31, 1998.

The company also announced that its Board of Directors has adopted a stock repurchase program and intends to repurchase 5% of its outstanding shares. The shares will be purchased at prevailing market prices from time to time over the next six months with the repurchase program commencing on or after August 2, 1999.

First Place President and CEO, Steven R. Lewis, said, "The Board of Directors believes that at current market prices, the repurchase program represents an excellent opportunity to enhance shareholder value."

Assets totaled $747.3 million at June 30, 1999, an increase of $137.9 million, or 23%, from $609.4 million at June 30, 1998. This increase in assets was primarily due to the proceeds received in connection with the conversion of the Association from a federally chartered mutual association to a federally
chartered stock association on December 31, 1998.   Net loans receivable
increased $100.8 million and totaled $453.8 million at June 30, 1999. This increase was primarily due to growth in 1- 4 family mortgage lending with approximately 70% of the growth concentrated in 15 and 20 year fixed rate production.

Deposits declined from $435.5 million at June 30, 1998 to $429.2 million at June 30, 1999. This decline was primarily due to deposits being used to purchase the common stock of the company in the conversion. Total shareholders' equity was $158.1 million at June 30, 1999 compared to $59.4 million at June 30, 1998.
This increase was due to the proceeds received in the mutual to stock conversion.

Additional information may be found on the Company's web site:

www.firstfederalofwarren.com.
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FIRST PLACE FINANCIAL CORP.
Financial Statements & Exhibits

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

                                                            June 30,   June 30,        %
Selected Consolidated Financial Condition Data:               1999       1998       Change
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($ in thousands)

Total assets                                                 $747,332   $609,398       23%
Loans receivable, net                                         453,791    353,012       29%
Loans available for sale                                          945          0       N/M
Allowance for loan losses                                       3,623      3,027       20%
Non performing assets                                           1,782      2,143      -17%
Securities available for sale                                 249,159    211,185       18%
Securities held to maturity (1)                                     0     28,295       N/M
Deposits                                                      429,225    435,462       -1%
Federal Home Loan Bank Advances                                94,811     44,820      112%
Repurchase Agreements                                          54,430     60,430      -10%
Total shareholders' equity                                    158,054     59,357      166%
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
                                                             Three Months Ended                      Twelve Months Ended
                                                                  June 30,            %                   June 30,             %
Selected Consolidated Financial Operations Data:              1999       1998       Change            1999         1998      Change
-------------------------------------------------------------------------------------------        ---------------------------------
($ in thousands except per share amounts)
Total interest income                                        $ 12,605   $ 10,998       15%           $48,126      $42,482       13%
Total interest expense                                          6,071      6,545       -7%            25,682       25,512        1%
                                                             --------  ---------                     -------      -------
   Net interest income                                          6,534      4,453       47%            22,444       16,970       32%
Provision for loan losses                                         238      1,288      -82%             1,062        1,779      -40%
                                                             --------  ---------                     -------      -------
   Net interest income after provision                          6,296      3,165       99%            21,382       15,191       41%

Non interest income                                               612        403       52%             2,029        1,616       26%
Gain (loss) on sale of securities                                   0        179     -100%               (48)         135     -136%
Contribution to Community Foundation                                0          0       N/M             8,026            0       N/M
Non interest expense                                            3,267      2,829       15%            12,666       10,372       22%
                                                             --------  ---------                     -------      -------
   Income before federal income tax                             3,641        918      297%             2,671        6,570      -59%

Federal income tax expense                                      1,092        649       68%               616        2,498      -75%
                                                             --------  ---------                     -------      -------

   Net income                                                $  2,549   $    269      848%           $ 2,055      $ 4,072      -50%
                                                             ========  =========                     =======      =======
Basic earnings per share                                        $0.25        N/A                         N/M          N/A
                                                             ========  =========                     =======      =======
Diluted earnings per share                                      $0.25        N/A                         N/M          N/A
                                                             ========  =========                     =======      =======

(1) Effective October 1, 1998, the company adopted Statement of Financial Accounting Standards
    (SFAS) No. 133, "Accounting for Derivative Instruments and Hedging Activities."
    Management reclassified all held to maturity securities to available for sale as allowed by SFAS No. 133.
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
                                                                   At or for the Three                     At or for the Twelve
                                                                      Months Ended                             Months Ended
                                                                        June 30,                                 June 30,
Selected Financial Ratios and Other Data: (1)                      1999           1998                      1999           1998
-------------------------------------------------               -------------------------                 -----------------------

Performance Ratios:
     Return on average assets (2)                                    1.41%        0.18%                      0.30%          0.70%
     Return on average equity (3)                                    6.33%        1.78%                      1.86%          7.00%
     Interest rate spread (4)                                        2.72%        2.48%                      2.67%          2.55%
     Net interest margin (5)                                         3.72%        2.99%                      3.42%          3.00%
     Efficiency ratio (6)                                           45.72%       56.19%                     84.72%         55.40%
     Net interest income to operating expenses                     200.00%      157.41%                    108.47%        163.60%
Capital Ratios:
     Equity to total assets at end of period                        21.15%        9.74%                     21.15%          9.74%
     Book value per share (7)                                      $ 15.24          N/A                    $ 15.24            N/A
     Average interest-earning assets to
     average interest-bearing liabilities                          127.53%      110.58%                    119.07%        110.46%
Asset Quality Data and Ratios:
     Nonperforming assets as a percent of total assets (8)           0.24%        0.35%                      0.24%          0.35%
     Allowance for loan losses to non performing assets            203.35%      141.25%                    203.35%        141.25%
     Allowance for loan losses to loans outstanding                  0.79%        0.85%                      0.79%          0.85%

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     (1) Ratios are annualized where appropriate.
     (2) Ratio of net income to average total assets.
     (3) Ratio of net income to average equity.
     (4) Difference between weighted average yield on interest-earning assets and weighted average cost of interest-bearing liabilities.
     (5) Ratio of net interest income to average interest-earning assets.
     (6) Ratio of non interest expense to the sum of net interest income plus non interestincome.
     (7) Total shareholders' equity divided by number of shares outstanding.
     (8) Non performing assets consist of nonperforming loans and repossessed automobiles.